Thomas G. Caldwell President and CEO Donald L. Stacy Treasurer and CFO Michael C. Ranttila Senior Vice President Finance Investor Presentation June 25, 2014 Middlefield Banc Corp. Nasdaq: MBCN 2018 Fourth Quarter Investor Presentation Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. www.middlefieldbank.bank

Ashtabula Cuyahoga Delaware Franklin Geauga Portage Trumbull Lake Summit Middlefield’s Investment Overview: Providing superior, community-oriented financial services since 1901. Established leading brand recognition in core markets. The franchise serves two of Ohio's most attractive banking markets. Developed a strong leadership team with an average tenure at MBCN over 14 years, and over 28 years within the industry. The Company is optimally positioned between rural and metropolitan communities and has the team and infrastructure in place to support profitable growth, organically or by acquisition, in the coming years. Profitable throughout the economic cycle, never reported a quarterly loss and maintained dividend during the recession. Well positioned to accelerate profitable growth.

Middlefield: A community bank that is safe, strong and committed (all financial data is at December 31, 2018) www.middlefieldbank.bank $137.7 Mil. Market Cap $1.17 (2.8%) Div. & Yield $1,248 Mil. Assets $1,016 Mil. Deposits $3.85 EPS 11.0x P/EPS Notes: Stock Data at December 31, 2018 Financial Data at December 31, 2018 EPS uses diluted shares outstanding Total Assets (in millions) Market Cap (in millions)

Recent Rankings www.middlefieldbank.bank S&P Global Market Intelligence Middlefield Banc Corp. was the 76th best performing community bank with $1 billion to $10 billion in total assets. The company was the only Ohio bank to make the list. Source: https://platform.mi.spglobal.com/web/client?auth=inherit&mc_cid=7713125f46&mc_eid=04a24e0b73#news/article?id=43886480&cdid=A-43886480-9521 American Banker For the sixth consecutive year, Middlefield Banc Corp. was selected to the American Banker’s annual list of the top 200 community banks and thrifts. Of the top 200, 17 Ohio financial institutions made the list and Middlefield ranked 11th in Ohio-based institutions. Source: https://www.americanbanker.com/

Well Positioned in a Competitive Environment www.middlefieldbank.bank Northeast Ohio Market Overview Central Ohio Market Overview Four banking locations Columbus is the state capital and largest city in Ohio Franklin County has the largest population in Ohio, with an unemployment rate below the state average Delaware County, immediately north of Franklin, has the highest median household income in Ohio At June 30, 2018, five of the 33 banks in Franklin and Delaware Counties controlled over 86% of total deposits Middlefield is the largest independent community bank in its core northeast Ohio markets 11 banking locations and one LPO Geauga County is 3rd in median household income out of 88 Ohio counties Geauga County is the center of the 4th largest Amish population in the world Current markets New market growth New markets through Liberty Acquisition Middlefield’s strategy is to locate branches in counties that have above average median household income, median value of owner-occupied housing, and employment rates

Economic Highlights www.middlefieldbank.bank Northeast Ohio 18 county region, statistics according to Cleveland+ Central Ohio 11 county region, statistics according to Columbus Region Demographics Residents:4,280,924 Households: 1,793,140 Median Income:$54,536 Residents:2,185,780 Households: 806,279 Median Income:$56,518 Rankings Region reaches the largest number of consumers in a 250-mile radius compared with any other metro market in the U.S. 9th best city for jobs in 2017 (Glassdoor) Columbus #2 hottest housing market in US (Realtor.com July 2018) Top 9 logistics hotspots (Inbound Logistics) 7th best city for jobs in 2017 (Glassdoor) Signficant Employers Progressive Insurance FirstEnergy KeyCorp Swagelok Cleveland Clinic University Hospitals U.S. Office of Personnel Management Sherwin Williams JPMorgan Chase & Co. Nationwide Honda of America Mfg., Inc. L Brands Cardinal Health Ohio State University State of Ohio OhioHealth Corp Key Industries Health Care and Social Assistance Manufacturing Government Retail Trade Accommodation and Food Services Professional and Business Services Government Education and Health Leisure and Hospitality Retail Trade https://columbusregion.com/market-research/county-profiles/columbus-region/

Compelling Central Ohio Growth and Development



Projections for Central Oho are growing bolder. The Mid-Ohio Regional Planning Commission estimates the 15-county region will reach three million people by 2050.

In 2018, Columbus grew by 43,000 people, to reach 2.4 million. Columbus 2020's president, Kenny McDonald noted the greater region has seen $8 billion in capital investment and added $150,000 in eight years – two years sooner than its targets.

Columbus Business First
December 26, 2018

Recent Announcements

Ohio State asking Powell to annex planned outpatient campus

Ohio State University's Wexner Medical Center already has picked a second site for a series of massive suburban outpatient complexes with surgery centers and specialty medical offices. Each center will cost about $95 million to develop.

Columbus Business First
July 3, 2018

New Facebook data center a boost to Ohio's technology sector

Facebook will spend $750 million on a new data center in central Ohio. The 22-acre (8.9-hectare) data center will be powered exclusively with renewable energy. It is expected to employ 100 people to start and to begin providing services in 2019.

Associated Press
August 15, 2017

34-unit multifamily development in Powell

Columbus Business First
July 11, 2018

22-unit townhome development coming to Powell

Columbus Business First
February 14, 2018

mbc Middlefield Banc Corp
www.middlefieldbank.bank
8

Community Oriented Banking Services www.middlefieldbank.bank Personal Banking Annual Personal Loan Growth(1) Commercial Banking Annual Commercial Loan Growth(2) Franchise value driven by dedication to making a difference in markets served Clients benefit from local decision making and individual service Customer-centric approach builds long term relationships with desirable customers Respected position in communities served encourages retention of talented and experienced management team The Bank’s markets have seen significant industry consolidation in the past ten years In most cases, the large regional banks are not in a position to deliver the same level of community service that MBCN can $582.1 million in commercial loans at December 31, 2018 – which since 2012 is a CAGR of 21.9%. Expertise in niche commercial loan products (2) In millions, commercial loans are C&I plus commercial real estate loans (1) In millions, personal loans are consumer installment plus residential real estate loans

Middlefield’s Market Share Source: FDIC Ashtabula, Geauga, Portage & Trumbull Counties June 30, 2018 Rank Institution Branches Deposits in Market ($000) Market Share 1 Huntington National Bank 40 2,035,337 24.16 2 JPMorgan Chase 16 1,141,449 13.55 3 The Middlefield Banking Co. 8 688,583 8.17 4 PNC Bank 10 640,923 7.61 5 Key Bank 14 584,406 6.94 Total for institutions in market 167 8,423,718 Franklin & Delaware Counties June 30, 2018 Rank Institution Branches Deposits in Market ($000) Market Share 1 Huntington National Bank 68 23,936,509 40.29 2 JPMorgan Chase 62 12,946,912 21.79 3 PNC Bank 48 5,392,136 9.08 22 The Middlefield Banking Co. 3 70,177 0.12 23 United Bankers’ Bank 1 67,278 0.11 Total for institutions in market 383 59,413,009 Strong Market Share in Core Northeastern Ohio Market Opportunities To Increase Market Share in Central Ohio Growth Potential In Liberty Bank’s Core Markets Cuyahoga and Summit Counties June 30, 2018 Rank Institution Branches Deposits in Market ($000) Market Share 1 Key Bank 66 16,637,874 25.25 2 PNC Bank 64 9,865,272 14.97 3 Huntington National Bank 105 9,388,385 14.25 17 The Middlefield Banking Co. 3 176,470 0.27 18 Independence Bank 1 171,190 0.26 Total for institutions in market 549 65,886,469

www.middlefieldbank.bank “In 2008 I put together an aggressive growth strategy for my business Exscape Designs. The need for a local relationship based approach made clear sense. In my experience over the years with Middlefield Bank we have been able to achieve a lot of growth together. With Middlefield you're not just numbers, it's the relationship and community that matters to them.” “Ease Logistics was looking for a small community bank to help us grow our business. We needed a credit line to support our 40% growth. Middlefield bank was able to step up and provide us the working capital we needed and the process was seamless. When Ease Logistics needed a mortgage for their new headquarters in Dublin, Middlefield Bank was there. We love the staff too!” “It has been a pleasure to do business with Middlefield Bank for these past 20 years. When all of the other local major banks turned away from the business, Middlefield Bank welcomed it with open arms. This relationship started with trust and that trust is the foundation in which we continue to use Middlefield for all of our banking needs.” 116 Years Supporting its Local Communities Local Strong Committed

Growth Platform www.middlefieldbank.bank Over the past three years, Middlefield has invested in creating an infrastructure to support a bank with $1.5 billion in assets. People Added strong Central Ohio president in 2016 Expanded leadership team with Liberty Acquisition Enhanced loan production team Products Granted PLP Status For SBA 7(a) Loans Investing in secondary mortgage offerings Financial services opportunities Systems & Security Successfully integrated Liberty Bank’s core systems into Middlefield in 2017 Focused on security and privacy Customer Interaction Enhancing online banking Growing mobile offering Expanding de novo footprint

Organic Growth Plan www.middlefieldbank.bank Mentor LPO Opened October 2015 Focused on commercial banking in Lake and Geauga Counties Mentor is home to approximately 5,000 businesses Sunbury Opened in October 2016 Immediately north of Middlefield's existing Central Ohio branches Delaware County is the fastest growing suburban county in the State of Ohio Powell Opened in August 2018 Fourth location in Central Ohio Med. Household income: $115,904 Avg. House Price: $427,244 Future Growth Significant expansion opportunities in both Ohio markets Drive market share growth Focus on community banking principles Accelerating Organic Growth Opportunities Mentor LPO Sunbury Powell Future Growth Middlefield is focused on expanding in high growth markets with favorable demographics and exploiting changing market dynamics

History of Strong Financial Results www.middlefieldbank.bank ROAA: 0.95% 1.06% 1.07% 0.97% 0.85% 0.88% 1.09% ROAE: 11.98% 13.17% 12.17% 10.62% 9.33% 8.52% 9.94% ROATCE: 13.15% 14.42% 13.21% 11.44% 10.01% 10.15% 11.57% Annual Return on Average Assets and Equity Return on Average Assets Return on Average Equity Return on Tangible Common Equity

Strong 2018 Growth in Profitability www.middlefieldbank.bank Overview Net interest income (in millions) Net Income (in millions) EPS, Diluted Up 8.3% Up 31.5% 2018 interest and fees on loans increased 15.8% to $46.6 million over 2017 The net interest margin for 2018 was 3.77% versus 3.82% for 2017 Up 23.5%

Strong Loan Growth (at December 31, 2018) www.middlefieldbank.bank Overview Total Loans (in millions) Loan Growth Loans / Assets Stable local economies, additional loan officers, and Mentor LPO driving loan growth. Year-over-year loan growth: $60.3 million increase in commercial mortgages $18.3 million increase in residential mortgages $17.5 million decrease in commercial and industrial $9.7 million increase in real estate construction loans $2.0 million decrease in consumer installment loans Up $68.9 million year-over-year

Stable Asset Quality www.middlefieldbank.bank Overview Annualized Net Charge Off Nonperforming Loans / Total Loans Nonperforming Assets / Total Assets No national or sub-prime lending Lending within market area Participation loans with banks that have similar credit quality standards and cultures

www.middlefieldbank.bank Annual Supplemental Data

Annual Financial Summary

Dollars in thousands	2012	2013	2014	2015	2016	2017	2018
Net interest income	$ 22,299	$ 22,928	$ 23,804	$ 24,775	$ 25,804	$ 37,348	$ 40,448
Provision for loan losses	2,168	196	370	315	570	1,045	840
Noninterest income	3,451	3,145	3,588	4,044	3,959	4,859	3,728
Noninterest expense	15,639	16,870	17,850	20,077	20,872	27,485	28,743
Income before income taxes	7,943	9,007	9,172	8,427	8,321	13,677	14,593
Income taxes	1,662	1,979	1,992	1,562	1,905	4,222	2,162
Net income	$ 6,281	$ 7,028	$ 7,180	$ 6,865	$ 6,416	$ 9,455	$ 12,431
Net interest margin	3.74%	3.85%	3.93%	3.94%	3.79%	3.82%	3.77%
Total assets	$ 670,288	$ 647,090	$ 677,531	$ 735,139	$ 787,821	$1,106,336	$1,248,398
Loans outstanding, net	$ 400,654	$ 428,679	$ 463,738	$ 527,325	$ 602,542	$ 916,023	$ 984,681
Deposits	$ 593,335	$ 568,836	$ 586,112	$ 624,447	$ 629,934	$ 878,194	$1,016,067
Equity capital	$ 55,437	$ 53,473	$ 63,867	$ 62,304	$ 76,960	$ 119,863	$ 128,290
Earnings per share	$ 3.29	$ 3.48	$ 3.52	$ 3.41	$ 3.04	$ 3.12	$ 3.85
Cash dividend (per share)	$ 1.04	$ 1.04	$ 1.04	$ 1.07	$ 1.08	$ 1.08	$ 1.17
Dividend pay-out ratio	31.87%	29.84%	29.54%	30.90%	36.13%	35.52%	30.40%
Return on average assets	0.95%	1.06%	1.07%	0.97%	0.85%	0.88%	1.09%
Return on average equity	11.98%	13.17%	12.17%	10.62%	9.33%	8.52%	9.94%
Return on tangible common equity	13.15%	14.42%	13.21%	11.44%	10.01%	10.15%	11.57%

mbc Middlefield Banc Corp
www.middlefieldbank.bank
19

Excellent Asset Quality and Capital Levels www.middlefieldbank.bank Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income 2012 2013 2014 2015 2016 2017 2018 Nonperforming Loans $14,224 $12,290 $9,048 $10,263 $12,043 $13,415 $10,571 Real Estate Owned 1,846 2,698 2,590 1,412 934 212 270 Nonperforming Assets $16,070 $14,988 $11,638 $11,675 $12,977 $13,627 $10,841 Nonperforming Assets/ Total Assets (%) 2.40% 2.32% 1.72% 1.59% 1.65% 1.23% 0.87% Allowance for Loan Losses $7,779 $7,046 $6,846 $6,385 $6,598 $7,190 $7,428 Allowance/Total Loans (%) 1.90% 1.62% 1.45% 1.20% 1.08% 0.78% 0.75% Net Charge-off Ratio (%) 0.30% 0.22% 0.13% 0.16% 0.06% 0.05% 0.06%